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                                                                 EXHIBIT 3(i)(2)

                            ARTICLES OF CORRECTION
                                    OF THE
                   CERTIFICATE OF FORSTMANN & COMPANY, INC.
                    WITH RESPECT TO ARTICLES OF RESTATEMENT
                    ---------------------------------------

     Pursuant to O.C.G.A. (S) 14-2-124, Forstmann & Company, Inc., a corporation organized under the laws of the State of Georgia, executes the following Articles of Correction:

     I.      The name of the corporation is: FORSTMANN & COMPANY, INC.

     II. That the Certificate of Forstmann & Company, Inc. with Respect to Articles of Restatement was recorded by the Secretary of State of Georgia on November 19, 1990 and that said document requires correction.

     III.    The error in said document to be corrected is as follows:

                  Paragraph FIFTH subsection (ii)(A) contains incorrect figures resulting from a miscalculation of the number of shares of Common Stock and Non-Voting Common Stock to be issued pursuant to the Exchange Agreement referred to in paragraph FIFTH.

     IV. The foregoing error in the document is corrected by deleting subsection (ii)(A) of paragraph FIFTH thereof and by substituting in lieu thereof the following:

                  1,152,862 shares of Common Stock and 112,138 shares of Non-Voting Common Stock to CSLI, and

     IN WITNESS WHEREOF, the undersigned corporation has caused these Articles of Correction to be signed in its corporate name and on its behalf by its President and attested by its Secretary on this 18th day of December, 1990.
                                                ----

                         FORSTMANN & COMPANY, INC.

                         By:  /s/ Christopher L. Shaller
                              --------------------------
                         Christopher L. Schaller
                         President
ATTEST:
                         [SEAL]

By:  /s/ Salem D. Shuchman
     ---------------------
     Salem D. Shuchman
     Secretary